Exhibit 10.1

CORPORATE APPROVAL
CONOCOPHILLIPS COMPANY
HUMAN RESOURCES
DATE: June 14, 2018
APPROVAL NUMBER: 2018-VPHR-005

1.	The ConocoPhillips Retirement Plan, as amended and restated effective as of January 1, 2016 and thereafter amended (the “Plan”) is amended by adoption of the attached Eighth Amendment which:

Effective June 14, 2018, amends the Plan by adopting a new Article VIII to require the purchase of a certain group annuity contract(s).

2.

That in order to implement this amendment, any member of the Benefits Committee or its delegate is hereby authorized and directed to execute appropriate documents and to take any other necessary or advisable action.

Approved June 14, 2018

/s/ James D. McMorran
James D. McMorran
Vice President, Human Resources and
Real Estate & Facilities Services

Reviewed by:

HR:	Lynn A. Tramel	/s/ Lynn A. Tramel

Legal:	Elizabeth P. Albright	/s/ Elizabeth P. Albright

Tax:	Brandon J. Essigmann	/s/ Brandon J. Essigmann

EIGHTH AMENDMENT

TO THE

CONOCOPHILLIPS RETIREMENT PLAN

(AS AMENDED AND RESTATED

EFFECTIVE AS OF JANUARY 1, 2016)

ConocoPhillips Company (the “Company”), having reserved the right under the Main Title, Article VI, Section 3 of the ConocoPhillips Retirement Plan, as amended and restated January 1, 2016 and as thereafter amended (the “Plan”), to amend the Plan, does hereby amend the Plan, effective June 14, 2018, as follows:

1.	The following new Article VII is added to the Main Title of the Plan:

“ARTICLE VII ANNUITY CONTRACT PURCHASE

Notwithstanding any contrary provisions of the Plan, on or before December 31 2018, the Plan, including Titles I through VIII shall purchase one or more annuity contracts pursuant to the following provisions:

(a) The annuity contract (or contracts) shall be in writing and shall fully and irrevocably guarantee and pay each benefit earned by a Transferred Participant (as defined below), whether paid to the Transferred Participant or his survivor or beneficiary. For purposes of this Amendment, “Transferred Participant” is a Participant or Member whose entire benefit under the Plan has an annuity starting date or annuity starting dates (whether paid to the Participant or Member or to his beneficiary or survivor) that occurred on or before January 1, 2018; however, a Transferred Participant does not include (i) any Title I Participants or Members who commenced receiving benefits prior to January 1, 1985, or surviving contingent annuitants of such Participants or Members, (ii) any Title IV Participants or Members who commenced receiving benefits prior to January 1, 1975, or surviving contingent annuitants of such Participants or Members, or (iii) any alternate payees or any Participants or Members with pending or implemented QDROs. Furthermore, the appropriate officers of the Company may, on behalf of the Company and not as a fiduciary of the Plan, make de minimis changes to the list of Transferred Participants for administrative purposes, and the final list of Transferred Participants (or, where applicable, their beneficiaries, or survivors) shall be the list of individuals designated as “Annuitants” and “Contingent Annuitants” (or similar terms) that is included as an exhibit to the annuity contract (or contracts) that the Plan purchases.

(b) The Benefits Committee acting as a named fiduciary of the Plan, shall, in connection with the annuity purchase described in paragraph (a) above, select the annuity provider (or providers), which shall be an insurance company or companies licensed to do business in a state, and determine the terms of the annuity contract (or contracts) or, in its discretion, the Benefits Committee may retain an independent fiduciary and/or investment manager to discharge all or any portion of these duties. Notwithstanding to the contrary any other provision of the Plan, the

Benefits Committee shall be the named fiduciary of the Plan with respect to the transfer of Plan assets from the Trust to an insurance company in connection with the purchase of the annuity contract (or contracts) herein described and shall have complete authority (i) to direct the Trustee to so transfer Plan assets and (ii) to direct the Trustee to take such actions as are necessary or appropriate to complete the purchase of the annuity contract (or contracts). Further, the Benefits Committee may delegate to an independent fiduciary and/or investment manager the authority (i) to direct the Trustee to transfer plan assets to an insurance company in connection with the purchase of the annuity contract (or contracts) and (ii) to direct the Trustee to take such actions as are necessary or appropriate to complete the purchase of the annuity contract.

(c) The terms of the annuity contract (or contracts) shall provide that the benefits are legally enforceable by the sole choice of the Transferred Participant (or his beneficiary or survivor) against the insurance company issuing the contract (or contracts). Neither the Plan nor the Trust shall be the contract-holder of the annuity contract issued by the insurance company and such annuity contract shall not be held as an asset of the Plan.

(d) The annuity contract (or contracts) shall provide for the continued payment of the Transferred Participant’s benefit (whether paid to the Transferred Participant or his beneficiary or survivor) in the same form that was in effect under the Plan immediately before the annuity purchase, including any beneficiary designation and survivor benefit (or provide for any change in beneficiary designation to the extent permitted under the terms of the form of benefit being provided).

(e) The annuity contract shall require the insurance company to issue a certificate under the annuity contract to each Transferred Participant on, or as soon as practicable after, the issuance of the annuity contract, except where delivery is impracticable.

(f) After the annuity purchase described in this Amendment, no Transferred Participant shall be a Participant or Member under the Plan, and the Plan shall have no further obligation to make any payment with respect to the benefits of Transferred Participants, including with respect to any survivor, beneficiary, or other person claiming by or through the Transferred Participant.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by the undersigned officer as of the 14th day of June, 2018.

By:	/s/ James D. McMorran
James D. McMorran
Vice President, Human Resources and
Real Estate & Facilities Services

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